Exhibit 10.31 Private Placement Subscription Agreement

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

FOCUS GOLD CORPORATION

THIS AGREEMENT MADE EFFECTIVE as of the 5th day of April 2013 (the "Effective Date").

BETWEEN:

FOCUS GOLD CORPORATION, a Nevada corporation having its offices at 4695 MacArthur Court, Suite 1430 Newport Beach, CA 92660;

(the “Company”)

AND:

THE PURCHASER NAMED AND SIGNING
AS PURCHASER ON SCHEDULE “A” HERETO.

(the “Purchaser”)

WHEREAS:

A.                                  The Purchaser wishes to subscribe for the securities of the Company as set out on Schedule “A” hereto (the “Securities”);

B.                                  The Company desires to accept the Purchaser’s subscription for the Securities; and

C.                                  It is the intention of the parties to this Agreement that this subscription will be made pursuant to appropriate exemptions (the "Exemptions") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively the “Securities Rules”) of all jurisdictions applicable to this subscription;

D.                                  This investment involves risk and the parties hereto acknowledge that the Purchaser may be restricted from selling the Securities at any time in the future.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained (the “Agreement”), the receipt of which is hereby acknowledged, the parties covenant and agree with each other as follows:

1. Subscription. The Purchaser hereby irrevocably subscribes for and agrees to purchase the number of Securities of the Company, as set out on Schedule “A” hereto. The offering of Securities by the Company to the Purchaser (the “Offering”) is being conducted in reliance upon the exemption from registration requirements of the Securities Act of 1933 (the “Act”) set forth in Regulation S promulgated under the Act.

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2. Representations and Warranties of the Purchaser. In order to induce the Company to enter into this Agreement, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

A. The Purchaser is purchasing the Securities for the Purchaser’s own account (not as a nominee or agent) for investment purposes and not with a view towards resale or distribution of any part thereof. The Purchaser has no present arrangement or intention to sell or distribute the Securities, or to grant participation in the Securities. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities sold hereby;

B. The Purchaser acknowledges and agrees that the United States Securities & Exchange Commission has not reviewed the Offering and that the Securities have not been registered under the Act and may not be offered or sold in the United States or to U.S. persons unless the Securities are registered under the Act, sold in accordance with the provisions of Regulation S of the Act or pursuant to an available exemption from registration. The certificate representing the Securities will bear the following legend and the Purchaser agrees to abide by the terms thereof:

The Securities represented hereby have not been registered under the Securities Act of 1933 (the “Act”), and have been issued in reliance upon an exemption from the registration requirements of the Act provided by Regulation S promulgated under the Act. Such securities may not be re-offered for sale or resold or otherwise transferred except in accordance with the provisions of Regulation S, pursuant to an effective registration under the Act, or pursuant to an available exemption from registration under the Act. Hedging transactions involving the securities may not be conducted unless in compliance with the Act.

C. The Purchaser acknowledges that he is a sophisticated investor and is able to purchase the Securities without prospectus.

D. The Purchaser has had the opportunity to ask and receive answers to any and all questions the Purchaser has had with respect to the Company, its business plan, management, current financial condition and the Offering. The Purchaser acknowledges that the Company will likely require additional capital to complete its business plan and that there is no assurance that the Company can obtain additional capital or successfully complete its business objectives

E. The Purchaser is an accredited investor and has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Securities and acknowledges that an investment in the Securities entails a number of very significant risks and the Purchaser is able to withstand the total loss of its investment. The Purchaser acknowledges that the Company has recommended that each Purchaser obtain independent legal and financial advice prior to subscribing, including but not limited to advice as to the legality of any resale of the Securities, as well as the suitability of the investment for the Purchaser;

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F. Except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in this Agreement and the result of independent investigation by the Purchaser;

G. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities;

H. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms;

I. The Purchaser is not purchasing the Securities as a result of any advertisement of the Offering or any other advertising conducted by or on behalf of the Company;

J. This subscription for the Securities has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Company's securities;

K. The Purchaser is a “U.S. Person” as defined by Regulation S of the Act.

L. The Purchaser agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Act.

M. The Purchaser acknowledges and agrees that by returning an executed copy of this Agreement the Purchaser consents to the filing by the Company with the applicable securities regulatory authorities and stock exchanges of all documents and personal information concerning the Purchaser provided in this Agreement and required to be filed by the securities laws of the applicable jurisdictions and the policies of the applicable stock exchanges.

3. Representations of the Company. The Company represents and warrants to the Purchaser that:

A. The Company is duly incorporated under the laws of the State of Nevada and is in good standing in accordance with all applicable federal and state laws;

B. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provisions of (i) the Company’s Articles of Incorporation or By-laws, (ii) any indenture, mortgage, deed of trust, agreement or any instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation, or (iv) any judgment, decree or order of any court or government body having jurisdiction over the Company or any of its property;

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C. The execution, delivery and performance of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement are within the Company’s corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company;

D. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, or which might materially or adversely affect the properties or assets thereof;

E. The Company is not in default in the performance or observance of any material obligation agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of a lien or charge on any assets or properties of the Company under any material deed of trust or other material agreement or instrument to which the Company is party or by which it is bound or any statute or the Articles of Incorporation or By-laws of the Company, or any decree, judgment, order, ruling or regulation of any court or government agency or body having jurisdiction over the Company or its properties;

F. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

4. Non-Binding Until Accepted. The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and its Board of Directors and is to be evidenced by the Company’s execution of this Agreement where indicated. The Funds advanced by the Purchaser cannot be used by the Company until the Company has accepted the subscription and has executed this Agreement.

5. Non-Assignability. Neither this Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser. Moreover, the Company shall refuse to register any transfer of the common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

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6. Modification/Entire Agreement. This Agreement: (i) may only be modified by a written amendment executed by the Purchaser and the Company: (ii) sets forth the entire agreement and understanding between the Purchaser and the Company with respect to the subject matter hereof; and (iii) shall inure to the heirs, legal representatives, successors and permitted assigns or each party hereto.

7. Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada.

8. Notices. All Notices or other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered personally (including courier service) or mailed by certified or registered mail, return receipt requested, postage prepaid.

9. Time. For the purposes of this Agreement, time is of the essence.

10. Delivery. The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may, either before or after the execution of this Agreement, be reasonably required to carry out the full intent and meaning of this Agreement.

11. Minor Omissions. The Purchaser hereby authorizes the Company to correct any minor errors in, or complete any minor information missing from, any document which has been executed by the Purchaser and delivered to the Company with respect to this subscription.

12. Counterpart Execution. This Agreement may be signed by the parties in counterpart and by fax.

IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.

FOCUS GOLD CORPORATION

By: /s/ Richard O. Weed

Name: Richard O. Weed

Title: Secretary

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SCHEDULE “A”

TO BE COMPLETED BY THE PURCHASER:

A. Subscription Amount.

Subscription:	5,000,000 shares of common stock AND 5 Year Common Stock Purchase Warrant for 5,000,000 shares of common stock at $.02 per share.

Subscription Funds:	US$ 50,000

B.	Name and Address. The name and address (to establish the Purchaser's jurisdiction of residence for the purpose of determining the applicable Securities Rules) of the Purchaser is as follows:

Gordon F. Lee

C.	Registration Instructions. The name and address of the person in whose name the Purchaser's securities are to be registered is as follows (if the name and address is the same as was inserted in paragraph B above, then insert "see B above"):

Name: ____________________________________________________________________

SSN or EIN: _______________________________________________________________

Address: __________________________________________________________________

Address: __________________________________________________________________

City, State, Zip: ____________________________________________________________

Telephone: ________________________________________________________________

D. Delivery Instructions. The name and address of the person to whom the certificates representing the Purchaser's securities referred to in paragraph B above are to be delivered is as follows (if the name and address is the same as was inserted in paragraph B or C above, then insert "see B above" or "see C above", as the case may be):

Hold certificate at Weed & Co. LLP, 4695 MacArthur Court, STE 1430, Newport Beach, CA 92660 - FBO Gordon F. Lee.

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E. The Purchaser further acknowledges and agrees that:

(a)	purchasing, holding and disposing of the Securities may have tax consequences under the laws of both the Purchaser’s country the United States, the Purchaser is solely responsible for determining the tax consequences applicable to their particular circumstances and Purchaser should consult their tax advisors concerning investment in the securities; and

(b)	the Securities (and any underlying securities which those securities are convertible into) are "restricted securities" within the meaning of the U.S. Securities Act (and applicable state securities laws) and may not be sold or transferred unless they are subsequently registered under the U.S. Securities Act or any exemption from such registration is available and the certificates representing the securities will bear a legend to reflect these restrictions.

TO BE COMPLETED AND SIGNED BY THE PURCHASER:

By: /s/ Gordon F. Lee

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